UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2009

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 610-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.	Unregistered Sales of Equity Securities

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

ITEM 8.01.	OTHER EVENTS

On June 17, 2009 BGC Partners, Inc. issued a press release announcing that it has completed its acquisition through one of its affiliates of a leading Brazilian inter-dealer broker Liquidez DTVM Ltda.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In connection with the acquisition, the Company issued an aggregate of 1,750,000 REUs to certain shareholders of Liquidez and one other employee, a portion of which will become exchangeable into shares of the Company’s Class A Common Stock as follows: (i) 250,000 REUs will become exchangeable on each of the first, second, and third anniversary dates of the closing; and (ii) 250,000 REUs will become exchangeable on the third anniversary date of the closing in the event that certain profit targets are met. The Company’s issuance of shares of Class A Common Stock to such persons upon the exchange of these REUs will be in reliance on the exemption from registration provided by Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), for transactions outside of the United States.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

99.1	BGC Partners, Inc. press release dated June 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: June 22, 2009	By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chairman & CEO